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                                                                    EXHIBIT 10.8

                                   TERM NOTE



                                              Boston, Massachusetts
$279,100                                      July 1, 1998


     FOR VALUE RECEIVED, NaviSite Internet Services Corporation, a Delaware corporation (the "Company"), hereby promises to pay to Peter Kirwan Jr. (the
                  -------
"Holder"), on or before January 2, 2000 (the "Maturity Date"), as set forth
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herein, the principal amount of $279,100, as may be adjusted as a result of offsets described in Section 1 hereof or prepayment pursuant to Section 2 hereof. This Note shall bear interest at the rate of 5.5% per annum, (calculated on the basis of a three hundred sixty-five (365) day year for the actual number of days involved) for the period beginning on the date hereof and continuing for the remainder of the term hereof. The accrued interest hereon, shall be payable to Dornbush Mensch Mandelstam & Schaeffer, LLP, as agent for the Holder (the "Holder's Agent"), in equal installments of $7,675.25 each (as may be adjusted as a result of offsets described in Section 1 hereof or prepayment pursuant to Section 2 hereof) at the close of the six-month periods ended January 2, 1999 and July 2, 1999 with the final payment of accrued interest to be paid with the outstanding principal on January 2, 2000. All payments of principal, interest and other amounts payable on or in respect of this Note or the indebtedness evidenced hereby shall be made to Holder at the address set forth below, in lawful money of the United States of America. Any payments of principal or interest not paid when due shall bear interest as a rate per annum of twelve percent (12.00%).

1.   Description of Note.
     -------------------

     This Note is issued pursuant to a certain purchase agreement ("Purchase
                                                                    --------
Agreement") dated as of the date hereof and entered into by Holder, the Company,
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Servercast Communications, L.L.C., a Delaware limited liability company

("Servercast") and the members of Servercast.  The Holder of this Note, by its
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acceptance hereof, shall be subject to the terms of Section 8 of the Purchase
Agreement and the terms of the Escrow Agreement ("Escrow Agreement") to be entered into by and among the Company, the Member Representative (as defined in the Escrow Agreement) and the escrow agent named therein prior to any payment of
principal under this Note.   Holder hereby acknowledges and agrees that the
Company may offset against the principal of, and accrued interest due on, this Note by any and all claims for indemnification the Company has under Section 8 of the Purchase Agreement in accordance with the terms and conditions provided in Section 8 thereof. Holder further acknowledges that 20% of any principal payable to the Holder under this Note shall be delivered into an escrow fund in accordance with the terms and conditions of the Escrow Agreement.

2.   Prepayment of Principal.
     -----------------------

     The Company may, at its option, prepay from time to time all or any part of this Note without premium but together with interest accrued on the principal amount so prepaid on the date of prepayment.

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3.   Loss of Note.
     ------------

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note and of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note (in case of mutilation), the Company will make and deliver in lieu of this Note a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on the unpaid principal amount of this
Note in lieu of which such new Note is made and delivered.

4.   CMG Guarantee.  CMG Information Services, Inc. ("Guarantor"), a Delaware
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corporation and the parent corporation of the Company, hereby guarantees the payment of this Note; provided, however, CMG's guarantee hereof shall terminate
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upon the earlier of (a) the closing of an initial public offering of the
Company's common stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, (b) the sale of the Company pursuant to a merger with or the sale of all or substantially all of the Company's assets to an acquirer with a net worth of at least $15 million, or (c) the Company's payment of all amounts owed under this Note.

5.   General.
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     5.1  Governing Law.  This Note shall be governed by and construed in
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accordance with the law of the Commonwealth of Massachusetts, excluding the body of law relating to conflict of laws. Notwithstanding anything to the contrary contained herein, in no event may the effective rate of interest collected or received by the Holder exceed that which may be charged, collected or received by the Holder under applicable law.

     5.2  Interpretation.  If any term or provision of this Note shall be held
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invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

     5.3. Amendment.  The terms of this Note may be amended or waiver of
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compliance of any term hereof or thereof may be obtained by the Company with the written consent of Holder.

     5.4. Assignment.  This Note shall not be assigned by either the Company or
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the Holder without the prior written consent of the other party, which consent shall not be unreasonably withheld.

     5.5. Notices. Any notice or other communication required or permitted
          --------
hereunder shall be in writing and shall be deemed given when so delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

          (a)  if to the Company, to:

               NaviSite Internet Services Corporation
               300 Federal Street
               Andover, MA  01810
               Attention:  Chief Financial Officer
               Telephone:  978/552-3300
               Facsimile:  978/552-3500

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          with a copy to:

               Palmer & Dodge LLP
               One Beacon Street
               Boston, MA  02108-3190
               Attention:  William Williams II
               Telephone:  617/573-0100
               Facsimile:  617/227-4420

          (b)  if to the Holder, to:

               Peter Kirwan Jr.
               615 Hudson Street #3
               NY, NY 10003

          with a copy to the Holder's Agent:

               Dornbush Mensch Mandelstam & Schaeffer, LLP
               747 Third Avenue
               New York, New York 10017
               Attention:     Landey Strongin, Esq.
               Telephone:     (212) 759-3300
               Facsimile:     (212) 753-7673

Any party may by notice given in accordance with this Section 5.5 to the other parties designate another address or person for receipt of notices hereunder.

     5.6. Saturdays, Sundays, Holidays.  If any date that may at any time be
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specified in this Note as a date for the making of any payment of interest under this Note shall fall on Saturday, Sunday or on a day which in Massachusetts shall be a legal holiday, then the date for the making of that payment shall be the next subsequent day which is not a Saturday, Sunday or legal holiday.



                  [Remainder of Page Intentionally Left Blank
                      Signature Page Immediately Follows]

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     IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first above written.

                              NAVISITE INTERNET SERVICES CORPORATION



                              By: /s/ Robert B. Eisenberg
                                 -----------------------------------------------
                              Name:
                              Title:

                              CMG INFORMATION SERVICES, INC., as Guarantor pursuant to Section 4 hereof



                              By: /s/ Andrew Hajducky
                                 -----------------------------------------------
                              Name:
                              Title:

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